SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2023

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39563	87-0455038
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1900 Lake Park Drive, Suite 380
Smyrna, Georgia 30080
(Address of principal executive offices) (Zip code)

(678) 384-7220
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GOVX	The Nasdaq Capital Market
Warrants to Purchase Common Stock	GOVXW	The Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial reporting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 2, 2023, GeoVax Labs Inc. (the “Company”), entered into a common stock warrant exercise inducement offer letter (the “Inducement Letter”) with the holder (the “Holder”) of existing warrants to purchase shares of the Company’s common stock at an exercise price of $3.26 per share, issued on January 19, 2022 and warrants to purchase shares of the Company’s common stock at an exercise price of $1.65 per share issued on May 27, 2022 (together, the “Existing Warrants”), pursuant to which the Holder agreed to exercise for cash its Existing Warrants to purchase an aggregate of 10,567,484 shares of the Company’s common stock, at a reduced exercised price of $0.414 per share, in consideration for the Company’s agreement to issue new warrants (the “New Warrants”) to purchase up to 21,134,968 shares of the Company’s common stock (the “New Warrant Shares”) with an exercise price of $0.414 per share, exercisable at any on or after six months from the date of issuance and will expire five and one-half (5 ½) years following the date of issuance. The Company expects to receive aggregate gross proceeds of approximately $4,374,938 from the exercise of the Existing Warrants by the Holder, before deducting placement agent fees and other offering expenses payable by the Company. The New Warrants are substantially identical to the Existing Warrants.

The Company engaged Dawson James Securities, Inc. (“Dawson”) to act as its exclusive placement agent in connection with the transactions summarized above and will pay Dawson a cash fee equal to 6.0% of the gross proceeds received from the exercise of the Existing Warrants. The Company also agreed to reimburse Dawson. for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $50,000. The issuance of the New Warrants is expected to occur on December 4, 2023 (the “Closing Date”), subject to satisfaction of customary closing conditions. We expect to use the net proceeds from these transactions for general corporate purposes.

The resale of the shares of the Company’s common stock issuable upon exercise of the Existing Warrants are registered pursuant to existing registration statements on Form S-1 (File No. 333-262541), declared effective by the Securities and Exchange Commission (the “SEC”) on February 10, 2022 and Form S-1 (File No. 333-265583), declared effective by the SEC on June 24, 2022.

The Company also agreed to file a registration statement on Form S-1 providing for the resale of the New Warrant Shares issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 45 days of the Closing Date, and to use commercially reasonable efforts to keep the Resale Registration Statement effective at all times until no holder of the New Warrants owns any New Warrants or New Warrant Shares.

The forms of the New Warrants and Inducement Letter are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The description of the terms of the New Warrants and Inducement Letter are not intended to be complete and are qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by us which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the New Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein.

The Company issued the New Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Regulation D issued thereunder. Neither the issuance of the New Warrants nor the New Warrant Shares have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy our securities.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits
Exhibit No.	Description
4.1	Common Stock Purchase Warrant, dated December 2, 2023
10.1	Inducement Letter, dated December 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

GEOVAX LABS, INC.

By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer

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